UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 6, 2023

LUDUSON ENTERTAINMENT

LUDUSON G INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55930	82-3184409
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong

(Address of principal executive offices)

(Registrant’s Telephone Number)      +852 2824 8560

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	LDSN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As of July 06, 2023, the Company completed the Reverse Take-over of Glamourous Group (the “Target”), by the issuance of 320,000,000 common shares to Ho Chi Wan, the sole shareholder of Glamourous Group.

Glamourous Group is an entertainment company which mainly engages in the service of building and fostering relationships between leading influencers and brands, through identifying and partnering with top influencers across a range of industries and social media platforms. Glamourous Group is principally engaged in influencer management, commercial film production, and online ecosystem development, with the target to provide a unified entertainment universe for Southeast Asian market and fans of the genre around the world.

ITEM 3.02 – UNREGISTERED SALE OF EQUITY SECURITIES.

On July 01, 2023, the Company issued an aggregate of 320,000,000 shares of the Company’s Common Stock to Ms. Wan to acquire Glamourous Group. The issuance of the shares was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) thereof on the basis that the transaction did not involve a public offering. The shares are subject to restrictions on resale pursuant to Commission Rule 144 under the Securities Act.

ITEM 5.01 – CHANGE IN CONTROL OF REGISTRANT.

As a result of the Arrangement, Ms. Ho Chi Wan now holds an aggregate of 320,000,000 shares, or approximately 91.9% of the issued and outstanding shares of the Common Stock and 91.9% total voting power of all outstanding voting securities, resulting in a change of control of the Company.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

As a result of the acquisition described in Item 1 above, on June 28, 2023, the Company has completed the amendment of its Articles of Incorporation and increase the authorized share capital to one billion (1,000,000,000) shares of the Common Stock to facilitate the issuance of new stocks.

ITEM 8.01 OTHER EVENTS.

Further to the Company's recent 8-K filing dated June 20, 2023, the Company is in the process of updating the domain name of its website. The Company is pleased to announce that the new website, https://www.glamourousplanet.com, is live to reflect the completion of the Reverse Takeover and the Company's subsequent new business.

ITEM 9.01 FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBITS.

The following exhibits are filed with this Current Report on Form 8-K.

99.1	Certificate of Amendment of Certificate of Incorporation to increased authorized shares of Luduson G Inc., dated as of June 28, 2023.

99.2	Certificate Of Good Standing of Luduson G Inc. by the Secretary of State of The State of Delaware, dated as of July 03, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luduson G Inc.
Dated: July 06, 2023

	By:	/s/ Man Fai Cheng
Man Fai Cheng
Chief Executive Officer

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